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                          DAY INTERNATIONAL GROUP, INC.              Exhibit 1.1

                                  $115,000,000
                    9 1/2% SENIOR SUBORDINATED NOTES DUE 2008

                                  35,000 SHARES
             OF 12 1/4% SENIOR EXCHANGEABLE PREFERRED STOCK DUE 2010
                    (LIQUIDATION PREFERENCE $1,000 PER SHARE)


                               PURCHASE AGREEMENT

                                                                  March 13, 1998

SOCIETE GENERALE SECURITIES CORPORATION
1221 Avenue of the Americas
New York, New York  10020

Dear Sirs:

                  Day International Group, Inc., a Delaware corporation (the "Company"), proposes to issue and sell $115,000,000 principal amount of its 9 1/2% Senior Subordinated Notes due 2008 (the "Notes") and 35,000 shares of its 12 1/4% Senior Exchangeable Preferred Stock due 2010 (Liquidation Preference $1,000 per share) (the "Preferred Stock"). The Notes are to be issued pursuant to an Indenture dated as of March 16, 1998 (the "Indenture") to be entered into among the Company, Day International, Inc., a Delaware corporation (the "Guarantor") and The Bank of New York, as trustee (the "Trustee"). Pursuant to the terms of the Company's Certificate of Designations for the Preferred Stock (the "Certificate of Designations"), the Preferred Stock shall be exchangeable, in whole and not in part, at the option of the Company, into 12 1/4% Exchange Debentures due 2010 (the "Debentures"), which, when issued, shall be issued pursuant to the provisions of an indenture (the "Debenture
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Indenture") between the Company and The Bank of New York, as trustee (the
"Debenture Trustee").

                  This is to confirm the agreement concerning the concurrent purchase of the Notes and the Preferred Stock from the Company by Societe Generale Securities Corporation (the "Initial Purchaser"). Payment of principal of, premium, liquidated damages or expenses, if any, and interest on the Notes will be unconditionally guaranteed, jointly and severally, on a senior subordinated basis by the Guarantor (the "Guarantee," together with the Notes, the Preferred Stock and the Debentures, the "Securities") and any newly acquired or created Domestic Subsidiary that is a Significant Subsidiary (as such terms are defined in the Indenture).

                  The Notes and the Preferred Stock will be concurrently offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated February 27, 1998 (the "Preliminary Offering Memorandum") and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchaser pursuant to the terms of this Agreement (the "Agreement"). Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchaser in accordance with Section 2.

                  Holders of the Notes and the Preferred Stock (including the Initial Purchaser and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, substantially in the form attached hereto as Annex A (the "Registration Rights Agreement"), pursuant to which the Company and the Guarantor will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") relating to an issue of subordinated notes of the Company (the "Exchange Notes") which are identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) and (A) an issue of preferred stock of the Company (the "Exchange Preferred") or (B) an issue of subordinated debentures (the "Exchange Debentures," together with the Exchange Notes and the Exchange Preferred, the "Exchange Securities") which are identical in all material respects, respectively, to the Preferred Stock and the Debentures


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(except that the Exchange Preferred and the Exchange Debentures will not contain terms with respect to transfer restrictions) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement," together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the sale of the Notes, Preferred Stock and, if applicable, the Debentures, and to use their best efforts to cause such Registration Statements to be declared effective.

1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY AND THE GUARANTOR. The Company and the Guarantor represent and warrant to and agree, jointly and severally, with the Initial Purchaser that:

                  (a) Accurate Information. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor any Guarantor makes any representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchaser furnished to the Company and the Guarantor by or on behalf of the Initial Purchaser specifically for use therein (the "Initial Purchaser's Information").

                  (b) Compliance with Securities Act. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains all of the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

                  (c) No Registration Required. Assuming the accuracy of the representations and warranties of the Initial Purchaser contained in
         Section 2 and its compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchaser and the offer, resale and delivery of the Securities by the Initial Purchaser in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture or the Debenture Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").


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                  (d) Corporate Existence; Compliance with Law. The Company and each of its subsidiaries (as defined in Section 14) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

                  (e) Corporate Power; Authorization. Each of the Company and the Guarantor has full right, power and authority to execute and deliver this Agreement, the Registration Rights Agreement, the Indenture, the Certificate of Designations relating to the Preferred Stock, the Debenture Indenture and the Securities (collectively, the "Transaction Documents") and to perform its respective obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated by this Agreement and the Indenture have been duly and validly taken.

                  (f)      Enforceable Obligations.

                           (i) The Indenture, when duly executed by the proper
                  officers of the Company and the Guarantor and delivered by the Company and the Guarantor, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

                           (ii) The Debenture Indenture, when duly executed by
                  the proper officers of the Company and delivered by the Company, assuming due authorization, execution and delivery thereof by the Debenture Trustee, will constitute a valid


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                  and binding agreement of the Company enforceable against the
                  Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

                           (iii) The Registration Rights Agreement, when duly
                  executed by the proper officers of the Company and the Guarantor and delivered by the Company and the Guarantor, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding agreement of the Company and the Guarantor, respectively, enforceable against them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

                           (iv) The Guarantee, when duly executed by the proper
                  officers of each of the Guarantor, and executed and delivered in accordance with the provisions of the Indenture and, upon the execution, authentication and delivery of the Notes and payment therefor, will constitute a valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

                           (v) The Notes, when duly executed by the proper
                  officers of the Company, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with the provisions of the Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

                           (vi) The Preferred Stock, when duly executed by the
                  proper officers of the Company, will be validly issued, fully paid and non-assessable, and the


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                  issuance of the Preferred Stock is not subject to preemptive or other similar rights of any security holder of the Company arising by operation of law, under the certificate and by-laws of the Company or under any agreement to which the Company or any of its subsidiaries is a party;

                           (vii) The Debentures, when duly executed by the
                  proper officers of the Company and, when issued and delivered in exchange for the Preferred Stock in accordance with the Certificate of Designations and the Debenture Indenture, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with the provisions of the Debenture Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and

                           (viii) The Indenture, the Debenture Indenture, the
                  Registration Rights Agreement, the Certificate of Designations and the Securities conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

                  (g) Capitalization of the Company. Upon the completion of the transactions described in the Offering Memorandum, the Company will have an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company will have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Offering Memorandum.

                  (h) Capitalization of Subsidiaries. All the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Offering Memorandum, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries (or are owned by nominees of the Company or directors of its subsidiaries), free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

                  (i) No Legal Bar. Assuming the proposed amendments to the indenture governing the 11 1/8% Senior Subordinated Notes due 2005 become effective under the first supplemental indenture thereto, the execution, delivery and performance of


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         each of the Transaction Documents by the Company and the Guarantor and
         the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

                  (j) No Further Requirements. Except for such consents, approvals, authorizations, registrations or qualifications (i) which shall have been obtained or made prior to the Closing Date and (ii) as may be required to be obtained under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and applicable state securities laws in connection with the purchase and distribution of the Securities by the Initial Purchaser, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of each of the Transaction Documents by the Company or the Guarantor and the consummation of the transactions contemplated hereby and thereby.

                  (k) Financial Statements. Deloitte & Touche LLP and Arthur Andersen LLP are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder. The historical financial statements (including the related notes) contained in the Offering Memorandum comply in all material respects with the requirements applicable to a registration statement on Form S-1 under the Securities Act (except that certain supporting schedules are omitted); such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present in all material respects the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Offering Memorandum under the headings "Summary--Summary Historical and Pro Forma Financial Information," "Capitalization," "Selected Historical Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of


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         Operations" are derived from the accounting records of the Company and its subsidiaries and fairly present in all material respects the information purported to be shown thereby. The pro forma financial information contained in the Offering Memorandum has been prepared on a basis consistent with the historical financial statements contained in the Offering Memorandum (except for the pro forma adjustments specified therein), includes all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act and the Exchange Act to reflect the transactions described in the Offering Memorandum, gives effect to assumptions made on a reasonable basis and fairly presents in all material respects the historical and proposed transactions contemplated by the Offering Memorandum and the Transaction Documents. The other historical financial and statistical information and data included in the Offering Memorandum are, in all material respects, fairly presented.

                  (l) No Material Adverse Change. Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum.

                  (m) No Material Litigation. There is no legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, is reasonably likely to have a Material Adverse Effect; and to the best of the Company's and the Guarantor's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (n) No Defaults. Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition


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         contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

                  (o) Possession of Licenses and Permits. The Company and each of its subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect, and the Company has not received notification of any revocation or modification of any such license, authorization or permit and has no reason to believe that any such license, certificate, authorization or permit will not be renewed.

                  (p) No Lending Relationships. Except as disclosed in the Offering Memorandum, to the best knowledge of the Company, the Company
         (i) does not have any material lending or other relationship with any bank or lending affiliate of the Initial Purchaser and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Initial Purchaser.

                  (q) Investment Company Act. Neither the Company nor any of its subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder.

                  (r) No Stabilization. Neither the Company, nor any of its subsidiaries, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

                  (s) Possession of Intellectual Property. The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service


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         mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own or possess such rights or use such intellectual properties would not, individually or in the aggregate, have a Material Adverse Effect and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except where such claim would not, individually or in the aggregate, have a Material Adverse Effect.

                  (t) Title to Property. The Company and each of its subsidiaries have good and (in the case of real property) marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects that could reasonably be expected to have a Material Adverse Effect.

                  (u) No Labor Dispute. No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is imminent which in either case could reasonably be expected to have a Material Adverse Effect.

                  (v) Employee Benefit Plans. No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under
         Section 4043 of ERISA has been waived) has occurred during the five year period prior to the date hereof with respect to any employee benefit plan of the Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan of the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred during the five year period prior to the date hereof and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan" which could reasonably be expected to have a Material Adverse Effect; and each "pension plan" (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the


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         Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

                  (w) No Material Environmental Liabilities. Except as described in the Offering Memorandum, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the best of the Company's knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries have knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

                  (x) Taxes. The Company and its subsidiaries each (i) has filed all material federal, state and foreign income and franchise tax returns which it is required to file, (ii) has paid all taxes shown thereon to be due and payable and all other federal, state, local and foreign taxes due and payable for which it is liable, including, but not limited to, withholding taxes and amounts payable under the Code, and has furnished all material information returns it is required to furnish pursuant to the Code (other than any taxes with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with GAAP) and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of the Company's knowledge, proposed in writing against it which could reasonably be expected to have a Material Adverse Effect.


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                  (y) Insurance Policies. The Company and each of its
         subsidiaries have insurance covering their respective properties, operations, personnel and businesses, adequate and suitable for its business and comparable to insurance customarily carried by comparable companies similarly situated and carrying on the same or similar business. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance.

                  (z) Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
         (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is computed with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (aa) Minute Books. The minute books of the Company and each of its subsidiaries have been made available to the Initial Purchaser and counsel for the Initial Purchaser, and such books (i) contain in all material respects a complete summary of all meetings and actions of the directors and stockholders of the Company and each of its subsidiaries since the time of its respective incorporation through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

                  (bb) Transactions with Management and Others. No relationship, direct or indirect, exists between or among the Company or the Guarantor on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or the Guarantor on the other hand, which is required to be described in the Offering Memorandum and which is not so described.


                  (cc) No Outstanding Subscriptions. Except as described in the Offering Memorandum, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in the Company or any of its subsidiaries.



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                  (dd) Solvency. On and immediately after the Closing Date, the
         Company (after giving effect to the issuance of the Securities and to the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date
         (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the probable liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Securities as contemplated by this Agreement and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) the Company is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  (ee) No Margin Securities. Neither the Company nor any of its subsidiaries owns any "margin securities" as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Federal Reserve Board.

                  (ff) No Brokerage Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities other than fees payable to the Initial Purchaser in connection with the Offering and the sale of the Securities.

                  (gg) Compliance with 144A(d)(3). The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

                  (hh) No Offers to Buy. Neither the Company nor any of its affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

                  (ii) No General Solicitation. None of the Company or any of its affiliates or any other person acting on its or their behalf has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

                  (jj) No Registered Securities. There are no securities of the Company registered under the Exchange Act or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system.

                  (kk) Compliance with Regulation M. The Company has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities.

                  (ll) No Forward-Looking Statement. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

                  (mm) No Commerce with Cuba. None of the Company or any of its subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Florida Statutes Section 517.075.

                  2. PURCHASE AND RESALE OF THE SECURITIES. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Initial Purchaser and the Initial Purchaser agrees to purchase from the Company, (i) the principal amount of Notes set forth in Schedule 1 hereto at a purchase price equal to 99.638% of the principal amount thereof and (ii) the number of shares of Preferred Stock set forth in Schedule 1 hereto at a purchase price of $996.75 per share. The Company shall not be obligated to deliver any of the

Notes or Preferred Stock except upon payment for all the Notes and Preferred Stock to be purchased as provided herein.

                  (b) The Initial Purchaser has advised the Company that it proposes to offer the Securities for resale upon the terms and subject to the conditions set forth herein and in the Offering Memorandum. The Initial Purchaser represents and warrants to, and agrees with, the Company that (i) it is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act, (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (iii) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities, as part of its initial offering, only to (A) persons whom it reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Securities Act, or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A and (B) outside the United States in accordance with Regulation S under the Securities Act ("Regulation S"). The Initial Purchaser agrees that, prior to or simultaneously with the confirmation of sale by the Initial Purchaser to any purchaser of any of the Securities purchased by the Initial Purchaser from the Company pursuant hereto, the Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that the Company shall have furnished to the Initial Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, the Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Sections 5(d) and (e), counsel for the Company and for the Initial Purchaser, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchaser and its compliance with its agreements contained in this Section 2, and the Initial Purchaser hereby consents to such reliance.

                  (c) The Company acknowledges and agrees that the Initial Purchaser may sell Securities to any of its affiliates and that any such affiliate may sell Securities purchased by it to the Initial Purchaser.

                  3. DELIVERY OF AND PAYMENT FOR THE SECURITIES. Delivery of and payment for the Securities shall be made at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY, or at such other place as shall be agreed upon by the Initial Purchaser and the Company, at 10:00 A.M., New York City time, on March 18, 1998, or at such other date or time, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchaser and the Company (such date and time being referred to herein as the "Closing Date").

                  The Securities to be purchased by the Initial Purchaser hereunder and sold to Qualified Institutional Buyers or in offshore transactions to persons other than "U.S. Persons," as defined in Regulation S shall be represented, respectively, by three global securities, consisting of Rule 144A Global Notes, Regulation S Global Notes and Institutional Accredited Investor Global Notes (as such terms are defined in the Offering Memorandum), in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian, and in the case of the Preferred Stock, shall be in definitive or global form in such denominations and registered in such names as the Initial Purchaser may request at least two days prior to the Closing Date. On the Closing Date, the Company shall deliver or cause to be delivered the Securities to the Initial Purchaser against payment to or upon the order of the Company of the purchase price by wire transfer payable in Federal (same day) funds by causing the DTC to credit the Securities to the account of the Initial Purchaser at the DTC.

                  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Initial Purchaser hereunder. The Company shall make the certificates representing the Securities available for inspection by the Initial Purchaser and for delivery to the DTC or its designated custodian in New York, New York, not later than two full business days prior to the Closing Date.

                  4. FURTHER AGREEMENTS OF THE COMPANY AND THE GUARANTOR. The Company and the Guarantor agree with the Initial Purchaser:

                  (a) to advise the Initial Purchaser promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchaser promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its best efforts to prevent the issuance of any such order preventing or suspending the use of the

         Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

                  (b) to furnish promptly to the Initial Purchaser and counsel for the Initial Purchaser, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

                  (c) prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to the Initial Purchaser and counsel for the Initial Purchaser and not to effect any such amendment or supplement to which the Initial Purchaser shall reasonably object by notice to the Company after a reasonable period to review;

                  (d) if, at any time prior to completion of the resale of the Securities by the Initial Purchaser, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchaser or counsel for the Company, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare and furnish to the Initial Purchaser such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law;

                  (e) for so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders);

                  (f) for so long as the Securities are outstanding, to furnish to the Initial Purchaser copies of any annual reports, quarterly reports and current reports filed by the Company with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

                  (g) to promptly take from time to time such actions as the Initial Purchaser may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchaser may reasonably request; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

                  (h) to assist the Initial Purchaser in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through the DTC;

                  (i) not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require registration of the Securities under the Securities Act;

                  (j) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause its affiliates not to, and not to authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Offering Memorandum;

                  (k) During the period beginning from the date hereof and continuing to, and including, the Closing Date or such earlier time as the Initial Purchaser may notify the Company, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offering of, any securities of the Company that are substantially similar to the Securities.

                  (l) during the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchaser, not to, and not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act;

                  (m) not to, for so long as the Securities are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and to not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder;

                  (n) in connection with the offering of the Securities, until the Initial Purchaser shall have notified the Company of the completion of the resale of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;

                  (o) in connection with the offering of the Securities, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchaser;

                  (p) to furnish to the Initial Purchaser on the date hereof a copy of the independent accountants' report included in the Offering Memorandum signed by the accountants rendering such report;

                  (q) to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date, and to use its best efforts to satisfy all conditions precedent on its part to the delivery of the Securities;

                  (r) to not take any action prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture or the Debenture Indenture;

                  (s) to not take any action prior to the Closing Date which would require the Offering Memorandum to be amended or supplemented pursuant to Section 4(d);

                  (t) prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Initial Purchaser is notified), without the prior written consent of the Initial Purchaser, unless in the judgment of the Company and its counsel, and after notification to the Initial Purchaser, such press release or communication is required by law;

                  (u) to apply the net proceeds from the sale of the Securities as set forth in the Offering Memorandum under the heading "Use of Proceeds"; and

                  (v) to cause the Certificate of Designations to be filed with the appropriate authorities prior to the Closing Date.

                  5. CONDITIONS OF INITIAL PURCHASER'S OBLIGATIONS. The obligations of the Initial Purchaser hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company and the Guarantor contained herein, to the accuracy of the statements of the Company and the Guarantor made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Company shall have received the consent of the registered holders of at least a majority in principal amount of the Company's outstanding 11 1/8% Senior Subordinated Notes due 2005 to adopt the Proposed Amendments contained in, and as defined in, the Company's Consent Solicitation Statement dated February

         20, 1998, as supplemented by the Supplement to the Consent Solicitation Statement dated March 6, 1998 and by the Supplement to the Consent Solicitation Statement dated March 12, 1998 and such Proposed Amendments shall be effective.

                  (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and all other legal matters relating to the Transaction Documents and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchaser, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (c) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchaser as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchaser may agree; and no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                  (d) The Initial Purchaser shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Initial Purchaser, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (e) Debevoise & Plimpton shall have furnished to the Initial Purchaser such counsel's written opinion, as counsel to the Company, addressed to the Initial Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect that:

                           (i) each of the Company and the Guarantor has been
                  duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware and each other domestic jurisdiction identified by management of the Company to such counsel in which the Company or the Guarantor, as the case may be, own property or have significant operations and has all requisite corporate power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged (except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a Material Adverse Effect),

                           (ii) the Company has an authorized capitalization as
                  set forth in the Offering Memorandum, and the capital stock of the Company conforms in all material respects to the description thereof contained in the Offering Memorandum;

                           (iii) the statements in the Offering Memorandum under
                  the heading "United States Federal Tax Considerations", insofar as such statements purport to summarize the Federal laws of United States, fairly summarize such provisions described therein in all material respects; and such counsel does not have actual knowledge of any current or pending legal or governmental actions, suits or proceedings which would be required to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 which are not described as so required;

                           (iv) the Indenture conforms in all material respects
                  with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

                           (v) the Company and the Guarantor have full right,
                  power and authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken;

                           (vi) each of the Purchase Agreement and the
                  Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Guarantor and constitutes a valid and legally binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and to general equity principles (whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing, the possible judicial application of foreign governmental or judicial action affecting creditors' rights, and, in the case of indemnification and contribution provisions therein, considerations of public policy;

                           (vii) the Indenture has been duly authorized,
                  executed and delivered by the Company and the Guarantor and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and to general equity principles (whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing, the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors' rights, and, in the case of indemnification and contribution provisions therein, considerations of public policy;

                           (viii) the Securities have been duly authorized and
                  issued by the Company and, assuming due authentication thereof by the Trustee in accordance with the terms of the Indenture and upon payment and delivery in accordance with the Purchase Agreement and the Indenture and in the case of the Debentures, when issued and delivered in exchange for the Preferred Stock, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and to general equity principles (whether considered in a proceeding in equity or at law), and an implied covenant of good faith and fair dealing and the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors' rights;


                           (ix) the Preferred Stock has been duly executed by
                  the proper officers of the Company, will be validly issued, fully paid and non-assessable, and the issuance of the Preferred Stock is not subject to preemptive or other similar rights of any security holder of the Company arising by operation of law, under the certificate and by-laws of the Company or under any agreement to which the Company or any of its subsidiaries is a party;

                           (x) each Transaction Document, to the extent
                  described in the Offering Memorandum, conforms in all material respects to the description thereof contained in the Offering Memorandum;

                           (xi) the execution, delivery and performance by the
                  Company and the Guarantor of each of the Purchase Agreement, the Indenture and the Registration Rights Agreement, the compliance by the Company and the Guarantor with the terms thereof, the consummation of the transactions contemplated by such documents and the issuance, authentication, sale and delivery of the Securities will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the agreements and instruments listed on Exhibit A hereto (which agreements and instruments constitute all the agreements or instruments of the Company or any of its domestic subsidiaries which are listed in the Exhibit Index to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and which relate to the transactions contemplated by the Transaction Documents (other than the Transaction Documents)), nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any existing Federal or New York State, statute, rule or regulation or, to the knowledge of counsel, any judgment, order, decree of any Federal or New York State court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company or the Guarantor of each of the Purchase Agreement, the Indenture or the Registration Rights Agreement, the issuance, authentication, sale and delivery of the Securities and compliance by the Company and the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which have been obtained or made prior to the Closing Date, (ii) as may be required under state securities or Blue Sky laws in connection with the purchase and resale of the Securities by the Initial Purchaser, and
                  (iii) as may be required under the Securities Act of 1933, as amended (the "Act"), the Trust Indenture Act of 1939, as amended, or state securities or Blue Sky laws in connection with the Exchange Offer contemplated in the Offering Memorandum.

                           (xii) to the best knowledge of such counsel, and
                  other than as set forth or contemplated in the Offering Memorandum there are no pending actions or suits or judicial, arbitral, rule-making, administrative or other proceedings to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and to the best knowledge of such counsel, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                           (xiii) neither the Company nor any of its
                  subsidiaries is in violation of its charter or by-laws;

                           (xiv) neither the Company nor any of its subsidiaries
                  is (A) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder, without taking account of any exemption under the Investment Company Act arising out of the number of holders of the Company's securities or (B) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended;

                           (xv) neither the consummation of the transactions
                  contemplated by this Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation G, T, U or X of the Federal Reserve Board; and

                           (xvi) assuming the accuracy of the representations,
                  warranties and agreements of the Company and of the Initial Purchaser contained in the Purchase Agreement, the issuance, offer and sale of the Securities to the Initial Purchaser and the initial resale and delivery of the Securities in the manner contemplated by the Purchase Agreement and the Offering Memorandum are exempt from the registration requirements of the Securities Act, and it is not necessary to qualify the Indenture under the Trust Indenture Act.

                  Such counsel shall also state that they themselves have not checked the accuracy or completeness of, or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the information contained or incorporated by reference in the Offering Memorandum, except to the limited extent stated in paragraphs (ii), (iii) and (x) above. In the course of such counsel's review, such counsel has participated in conferences with certain officers and other representatives of the Company, representatives of its independent public accountants and representatives of the Initial Purchaser, at which the contents of the Offering Memorandum were discussed, and in the course of that review and discussion, but without independent check or verification, no facts have come to such counsel's attention that have caused such counsel to believe that any part of the Offering Memorandum contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel shall express no opinion as to the financial statements or other financial, accounting or statistical data included in an of the documents mentioned in this paragraph.


                  In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials which are furnished to the Initial Purchaser and take such other qualifications and limitations as are customary for opinions of this type.

                  References to the Offering Memorandum in this paragraph (e) include any supplements thereto at the Closing Date.

                  (f) The Initial Purchaser shall have received from Simpson Thacher & Bartlett, counsel for the Initial Purchaser, such opinion, dated the Closing Date, with respect to such matters as the Initial Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

                  (g) At the time of the execution of this Agreement, the Initial Purchaser shall have received from each of Arthur Andersen LLP and Deloitte & Touche LLP, respectively, a letter, addressed to the Initial Purchaser and dated such date, in form and substance satisfactory to the Initial Purchaser (i) confirming that they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder and (ii) stating the conclusions and findings of such firm with respect to the financial statements and certain financial information contained in the Preliminary Offering Memorandum or the Offering Memorandum.

                  References to the Offering Memorandum in this paragraph (g) and in paragraph (h) below include any supplement thereto at the date of the letter.

                  (h) On the Closing Date, the Initial Purchaser shall have received a letter (the "bring-down letter") from each of Arthur Andersen LLP and Deloitte & Touche LLP, respectively, addressed to the Initial Purchaser and dated the Closing Date (i) confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Initial Purchaser concurrently with the execution of this Agreement pursuant to Section 5(g) above (the "initial letters").

                  (i) The Company shall have furnished to the Initial Purchaser a certificate, dated the Closing Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that (A) such officers have carefully examined the Offering Memorandum (B) in their opinion, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (C) to the best of their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company and the Guarantor in this Agreement are true and correct in all material respects, each of the Company and the Guarantor has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and subsequent to the date of the most recent financial statements in the Offering Memorandum, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, except as set forth in the Offering Memorandum.

                  (j) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth in the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum exclusive of any supplement.

                  (k) The Initial Purchaser shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of each of the Company and the Guarantor.

                  (l) The Indenture and the Debenture Indenture shall have been duly executed and delivered by the Company, the Guarantor, the Trustee and the Debenture Trustee, and the Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

                  (m) The Certificate of Designations shall have been filed with the appropriate authorities.

                  (n) The Securities shall have been approved by the NASD for trading in the PORTAL Market.

                  (o) If any event shall have occurred that requires the Company under Section 4(d) to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchaser shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchaser reasonably in advance of the Closing Date.

                  (p) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchaser would materially impair the ability of the Initial Purchaser to purchase, hold or effect resales of the Securities as contemplated hereby.

                  (q) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

                  (r) Subsequent to the execution and delivery of this Agreement
         (i) no downgrading shall have occurred in the rating accorded the Securities or any of the Company's other debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities or any of the Company's other debt securities.

                  (s) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchaser.

                  6. TERMINATION. The obligations of the Initial Purchaser hereunder may be terminated by the Initial Purchaser, in its absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 5(j), 5(r) or 5(s) shall have occurred.

                  7. DEFAULT OF INITIAL PURCHASER. (a) Obligations of Default of Initial Purchaser. If, on the Closing Date, the Initial Purchaser defaults in the performance of its obligations under this Agreement, the Initial Purchaser may make arrangements for the purchase of such Securities by other persons satisfactory to the Company and the Initial Purchaser. If other initial purchasers satisfactory to the Company and the Initial Purchaser do not elect to purchase the Securities which the Initial Purchaser agreed but failed to purchase, this Agreement shall terminate without liability on the part of the Company, except that the Company will be liable for the payment of expenses to the extent set forth in Sections 8 and 11 except that the provisions of Section 9 shall not terminate and shall remain in effect.

                  (b) Liability of Defaulting Initial Purchaser; Closing Date. Nothing contained herein shall relieve the Initial Purchaser of any liability it may have for damages caused by its default. If other initial purchasers agree to purchase the Securities of the Initial Purchaser, either the Initial Purchaser or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchaser may be necessary in the Preliminary Offering Memorandum, the Offering Memorandum or in any other document or arrangement, and the Company agrees to file promptly any amendment or supplement to the Preliminary Offering Memorandum, the Offering Memorandum that effects any such changes.

                  8. REIMBURSEMENT OF INITIAL PURCHASER'S EXPENSES. If (a) this Agreement shall have been terminated pursuant to Section 6 or 7, (b) the Company shall fail to tender the Securities for delivery to the Initial Purchaser for any reason permitted under this Agreement or (c) the Initial Purchaser shall decline to purchase the Securities for any reason permitted under this Agreement, the Company shall reimburse the Initial Purchaser for the fees and expenses of its counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by it in connection with this Agreement and the proposed purchase and resale of the Securities, and upon demand the Company shall pay the full amount thereof to the Initial Purchaser. If this Agreement is terminated pursuant to Section 7 by reason of the default of the Initial Purchaser, the Company shall not be obligated to reimburse the Initial Purchaser on account of those expenses.

                  9. INDEMNIFICATION OF INITIAL PURCHASER AND THE COMPANY. (a) Indemnification of Initial Purchaser. The Company and the Guarantor, jointly and severally, shall indemnify and hold harmless the Initial Purchaser, its officers, directors and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act (collectively referred to for the purposes of this Section 9 as the Initial Purchaser) against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Initial Purchaser may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse the Initial Purchaser for any legal or other expenses reasonably incurred by the Initial Purchaser in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the foregoing indemnification agreement with respect to the Preliminary Offering Memorandum shall not inure to the benefit of the Initial Purchaser from whom the person asserting any such loss, claim, damage or liability purchased Securities, if (i) a copy of the Offering Memorandum (as then amended or supplemented) was required by law to be delivered to such person at or prior to the written confirmation of the sale of Securities to such person, (ii) a copy of the Offering Memorandum (as then amended or supplemented) was not sent or given to such person by or on behalf of the Initial Purchaser and (iii) the Offering Memorandum (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless, in the case of (i), (ii) and (iii) occurring, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company of Section 4(d) hereunder; and further provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Offering Memorandum or the Offering Memorandum or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company and the Guarantor by the Initial Purchaser specifically for use therein, which information the parties hereto agree is limited to the Initial Purchaser's Information.

                  (b) Indemnification of Company, Directors and Officers. The Initial Purchaser shall indemnify and hold harmless the Company and the Guarantor, their respective officers, directors and employees and each person, if any, who controls the Company or Guarantor within the meaning of the Securities Act (collectively referred to for the purposes of this

Section 9 as the Company), against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any Guarantor may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser specifically for use therein, and shall reimburse the Company or such Guarantor for any legal or other expenses reasonably incurred by the Company or such Guarantor in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that the parties hereto hereby agree that such written information provided by the Initial Purchaser consists solely of the Initial Purchaser's Information.

                  (c) Actions; Notification. Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this
Section 9 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Initial Purchaser, if the indemnified parties under this Section 9 consist of the Initial Purchaser or any of its respective officers, employees or controlling persons, or by the Company, if the indemnified parties under this Section 9 consist of the Company or any of the Company's directors, officers, employees or controlling persons. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 9(d) below, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.


                  (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel in accordance with the applicable provisions of this Agreement, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this
Section 9 effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request and the applicable terms of this Agreement prior to the date of such settlement.


                  (e) Contribution. If the indemnification provided for in this
Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or (b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchaser on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and the Initial Purchaser on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchaser on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company and the Guarantor bear to the total underwriting discounts and commissions received by the Initial Purchaser with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor on the one hand or the Initial Purchaser on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided that the parties hereto agree that the written information furnished to the Company by the Initial Purchaser for use in the Preliminary Offering Memorandum, or the Offering Memorandum consists solely of the Initial Purchaser's Information. The Company and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(e) shall be deemed to include, for purposes of this Section 9(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 9(e), the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public less the amount of any damages which the Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  The obligations of the Company, the Guarantor and the Initial Purchaser in this Section 9 are in addition to any other liability which the Company, the Guarantor or the Initial Purchaser, as the case may be, may otherwise have.

                  10. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Company, the Guarantor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchaser, the Company, the Guarantor and their respective successors and the controlling persons and officers, directors and employees referred to in Section 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  11. EXPENSES. The Company and the Guarantor agree with the Initial Purchaser to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum the Offering Memorandum any amendments and exhibits thereto the costs of printing, reproducing and distributing the applicable Transaction Documents by mail, telex or other means of communications; (c) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by the DTC; (d) any applicable listing or other fees; (e) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in
Section 4(g) and of preparing, printing and distributing Blue Sky Memoranda and legal investment surveys (including related fees and expenses of counsel to the Initial Purchaser); (f) any fees charged by securities rating services for rating the Securities; (g) all fees and expenses of the Trustee and any agent thereof; and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of counsel to the Company and the fees and expenses of Arthur Andersen LLP and Deloitte & Touche LLP); provided that, except as otherwise provided in this Section 11 and in Section 8, the Initial Purchaser shall pay its own costs and expenses, including the fees and expenses of its counsel, any transfer taxes on the Securities which it may sell and the expenses of advertising any offering of the Securities made by the Initial Purchaser.

                  12. SURVIVAL. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantor and the Initial Purchaser contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

                  13. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Initial Purchaser, shall be delivered or sent by mail, telex or facsimile transmission to Societe Generale Securities Corporation, 1221 Avenue of the Americas, New York, New York 10020,
         Attention: Carl Mayer, Telephone: (212) 278-5423, Telecopy: (212) 278-5460 with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, Attention: John B. Tehan, Esq.,
         Telecopy: (212) 455-2502;

                  (b) if to the Company or the Guarantor, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Memorandum, Attention: Dennis Wolters, Telephone: (937) 226-5869, Telecopy: (937) 226-0052 with a copy to Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, Attention: Andrew L. Sommer, Esq., Telecopy: (212) 909-6836) and to Greenwich Street Capital Partners, L.P., 388 Greenwich Street, 36th Floor, New York, New York 10013, Attention: Christine K. Vanden Beukel,
         Telecopy: (212) 816-0166;

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

                  14. DEFINITIONS OF CERTAIN TERMS. For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

                  15. INITIAL PURCHASER'S INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchaser's Information consists solely of the following information in the Offering Memorandum: (i) the last paragraph on the front cover page concerning the terms of the offering by the Initial Purchaser; (ii) the legend on pages i and ii of the Offering Memorandum concerning over-allotment and trading activities by the Initial Purchaser; and (iii) the statements concerning the Initial Purchaser contained in the third, fourth and fifth paragraphs under the heading "Plan of Distribution."

                  16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  18. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing is in accordance with your understanding of the agreement between the Company, the Guarantor and the Initial Purchaser, kindly indicate your acceptance in the space provided for that purpose below.

                                             Very truly yours,

                                             DAY INTERNATIONAL GROUP, INC.


                                             By
                                                Name:
                                                Title:


                                             DAY INTERNATIONAL, INC.


                                             By
                                                Name:
                                                Title:

Accepted:

SOCIETE GENERALE SECURITIES CORPORATION



By
   Name:
   Title:

                                   SCHEDULE 1

                                                 Principal Amount
                                                 of Notes to be          Number of Shares
Initial Purchaser                                Purchased               of Preferred Stock
-----------------                                ---------               ------------------

Societe Generale Securities Corporation.......     $115,000,000                 35,000

-------------------------------------------------------------------------------------------
Total.........................................     $115,000,000                 35,000

                                     Annex A

                     [Form of Registration Rights Agreement]



                                       2